UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 3, 2009

Medical Nutrition USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33411	11-3686984

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 West Forest Avenue, Englewood, New Jersey		07631

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 201-569-1188

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

          We held our Annual Meeting of Stockholders on June 3, 2009 (the “Annual Meeting”). At the Annual Meeting, our stockholders elected the following directors to office and approved the following actions:

Proposal 1 - Election of Directors.

          The following directors were elected to hold office until our 2010 Annual Meeting or until their successors have been duly elected and qualified:

	For	Withhold	% Votes For

Francis A. Newman	10,993,114	6,165	77.80%
Andrew Horowitz	10,993,114	6,165	77.80%
Mark Rosenberg	10,975,112	24,167	77.67%
Bernard Korman	10,993,114	6,165	77.80%

Proposal 2 - Ratification and Appointment of Amper, Politziner & Mattia, LLP to serve as our independent accountants for the fiscal year ending January 31, 2010.

          The following is the vote approving the ratification and appointment of Amper, Politziner & Mattia, LLP to serve as our independent registered public accounting firm for the fiscal year ending January 31, 2010:

	For	Against	Abstain	% Votes For

Ratification and appointment of Amper, Politziner & Mattia, LLP	9,440,950	5,000	1,553,329	66.81%

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medical Nutrition USA, Inc.

	By:	/s/ Frank A. Newman

Frank A. Newman
Chief Executive Officer

Dated: June 8, 2009